EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 1999 included in the Ladish Co., Inc. 10-K dated March 19, 1999 and to all references to our Firm included in this registration statement.




                                       /s/ARTHUR ANDERSON LLP
                                       ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
March 18, 1999